UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): February 7, 2012

DEALERTRACK HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51653	52-2336218
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1111 Marcus Ave., Suite M04, Lake Success, NY	11042
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: 516-734-3600

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01  Regulation FD Disclosure.

On February 7, 2012, the Compensation Committee of DealerTrack Holdings, Inc. (the “Company”) approved annual equity awards under the Company’s Amended and Restated 2005 Incentive Award Plan totaling $13,525,632. The Compensation Committee approved dollar amounts for the awards, which will be converted into numbers of shares based on the closing price of the Company’s stock on February 28, 2012, the date on which the awards will be granted. The awards consist of options to purchase the common stock of the Company equal in the aggregate to $3,574,968, restricted stock units equal in the aggregate to $7,963,997 and performance stock units equal in the aggregate to $1,986,667.

The information furnished pursuant to this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section, and shall not be deemed to be incorporated by reference into any filing of DealerTrack Holdings, Inc. under the Securities Act of 1933, as amended, or the Exchange Act.

Item 8.01  Other Events

On February 27, 2012, DealerTrack Holdings, Inc. issued a press release announcing its intention to offer, subject to market and other conditions, approximately $150 million in aggregate principal amount of its senior convertible notes due 2017 in a private placement to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description
99.1	Registrant’s Press Release dated February 27, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 27, 2012

DealerTrack Holdings, Inc.

By:	/s/ Eric D. Jacobs
Eric D. Jacobs
Senior Vice President, Chief Financial and Administrative Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Registrant’s Press Release dated February 27, 2012.